Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Unwired Planet, Inc. for the annual period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Eric Vetter, as Principal Executive Officer of Unwired Planet, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Unwired Planet, Inc.

	By:	/s/ ERIC VETTER
September 9, 2013		Eric Vetter Principal Executive Officer

In connection with the Annual Report on Form 10-K of Unwired Planet, Inc. for the annual period ended June 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Eric Vetter, as Principal Financial Officer of Unwired Planet, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Unwired Planet, Inc.

	By:	/s/ ERIC VETTER
September 9, 2013		Eric Vetter Principal Financial Officer